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EXHIBIT 10.2

March 31, 2003

William J. Murphy
Computer Horizons Corp.
49 Old Bloomfield Avenue
Mountain Lakes, New Jersey 07046-1495

          Re:    Amendment to Employment Agreement

Dear Bill:

        As a result of John J. Cassese taking a leave of absence from his position as Chief Executive Officer and President of Computer Horizons Corp. (the "Company") and the Board of Directors (the "Board") naming you as acting Chief Executive Officer and President, you and the Board have agreed to amend your employment agreement with the Company dated January 1, 2000 (the "Original Agreement"). All of the terms and conditions in the Original Agreement not otherwise amended as set forth herein in this letter agreement (the "Letter Agreement") shall be incorporated into this Letter Agreement and shall remain in full force and effect. In the event of any inconsistency between the terms and conditions in the Original Agreement and those in this Letter Agreement, the terms and conditions in this Letter Agreement shall control. Capitalized terms not defined herein have the meanings assigned to them in the Original Agreement.

        1.    You shall serve as the Company's Chief Executive Officer and President with the duties and responsibilities attendant to such positions.

        2.    Your term under this Letter Agreement shall be for two years commencing on the date hereof (the "Initial Term"). After the Initial Term this Letter Agreement shall renew automatically on a yearly basis (the "Yearly Term") so long as notice is not given by you to the Company or the Company to you, in either case no later than the last day of the 6th month of the then current term, that the Yearly Term shall not be extended.

        3.    Promptly after execution of this Letter Agreement, the Company will pay to you a one-time special retention bonus of $75,000 (the "Retention Bonus"). In the event you voluntarily terminate your employment with the Company prior to the end of the Initial Term you agree to repay the Retention Bonus to the Company.

        4.    In the event the Company determines, for any reason and at any time during the Initial Term or an Extended Term, in the discretion of the Board, that you should relinquish your duties as President and Chief Executive Officer and return to service as the Company's Chief Financial Officer and Executive Vice President, the Company will give you 90 days written notice of such decision and this Letter Agreement shall terminate and the Original Agreement will remain in full force and effect, except that Section 6 of this Letter Agreement shall replace Section 10 of the Original Agreement.

        5.    In the event you resume your duties as CFO, in accordance with Paragraph 4, the Extended Term as defined in the Original Agreement shall commence on the date you resume said duties ("Resumption Date"), continue for one year and may be extended in accordance with the provisions of the Original Agreement except that the "anniversary date" shall be the Resumption Date or any subsequent Resumption Date.

        6.    In the event you terminate your employment for Good Reason pursuant to Section 9 of the Original Agreement or the Company terminates your employment other than for Cause or Disability, then you shall be entitled to a lump sum payment equal to the sum of (i) your current annual salary under the Original Agreement and (ii) your highest annual performance bonus paid during your employment with the company.

        7.    In the event that change of control, as defined in Par. 12 of your existing employment agreement, occurs, then you shall be paid 2X your current base salary plus the highest annual bonus paid during your term of employment with CHC.

        8.    Sections 4, 5, 6 and 7 of this Letter Agreement shall survive the termination of this Letter Agreement.

Very truly yours,
/s/ WILLIAM M. DUNCAN
William M. Duncan for the Board as Chairman of the Board's Compensation Committee
Accepted and Acknowledged by:
/s/ WILLIAM J. MURPHY
William J. Murphy

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  EXHIBIT 10.2